UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 24, 2014 (September 13, 2014)

Reading International, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	1-8625	95-3885184
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6100 Center Drive, Suite 900, Los Angeles, California		90045
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  (213) 235-2240

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.01 Changes in Control of Registrant

(a)(1):  the identity of the persons(s) who acquired such control:    On Saturday, September 13, 2014, James J. Cotter, Sr.’s passed away.   All of his holdings in our Company, including 1,023,888 shares of Class B Voting Common Stock (the “Class B Voting Stock”) (representing 70.44 % of the currently outstanding Class B Voting Stock) and currently exercisable options to acquire an additional 100,000 shares of Class B Voting Stock (the “Class B Options”) were, at the time of his passing, held by the James J. Cotter Living Trust, dated August 1, 2000, as amended (the “Trust”).   The Co-Trustees of the Trust are James J. Cotter, Sr.’s children:  Ellen Cotter, James J. Cotter, Jr and Ann Margaret Cotter (the “Cotter Children”).    Upon his death, the Trust became irrevocable.

James J. Cotter, Jr. has filed a report on Schedule 13D stating that the Trust documentation provides that the Class B Voting Stock and the Class B Options are to be held in a voting trust for the benefit of the grandchildren of James J. Cotter, Sr. (the “Cotter Grandchildren”), that such securities are to be held as long as possible, that the trustees are relieved from any obligation to diversify the holdings of the Trust, that such shares are to be held, administered and distributed by Mr. James J. Cotter, Jr. and Ms. Ann Margaret Cotter, as initial Co-Trustees of such voting trust and that if Mr. Cotter, Jr. and Ms. Cotter are unable to agree upon an important decision with respect to such shares, they will rotate the Trusteeship of the  voting trust between them annually each January 1st so that thereafter there will only be one Trustee acting at any given time.  James J. Cotter Jr. is our Company’s Chief Executive Officer and President.

Ms. Ann Margaret Cotter and Ms. Ellen Cotter have filed a joint report on Schedule 13D stating that they are currently reviewing the provisions of the Trust documentation with respect to the voting trust and the Class B Voting Stock and completing an analysis of other factors.  Ellen Cotter is the Chairman of the Board of Directors and the Chief Operating Officer – Domestic Cinemas, of our Company.   Ann Margaret Cotter is the Vice Chairman and the head of live theater operations for our Company.    She heads up the day to day pre-development process and transition of our New York properties from live theatre operations to major realty developments.

Each of Ms. Ellen Cotter, Mr. James J. Cotter, Jr. and Ms. Ann Margaret Cotter have advised the Company that they consider their family’s holding in our Company to be long term family assets, and intend to continue the Company in the direction established by their father.

(2):  the change of control occurred:  See paragraph 5.01(a), above.

(3):  the basis of the control: See paragraph 5.01(b), above.

(4):   the amount of consideration used by such person(s):  N/A

(5):   the source(s) of funds used by such person(s): N/A

(6):  the identity of the person(s) from whom control was assumed:  See paragraph 5.01(a), above.

(7):   any arrangements or understandings among the members of both the former and new control groups and their associates with respect to the election of director or other matters:  See paragraph 5.01(a), above.

(8):  N/A.

(b):   Describe any arrangements, known to the registrant, including any pledge by any person of securities of the registrant or any of its parents, the operation of which may at a subsequent date result in a change in control of the registrant.   See paragraph 5.01(a) above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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READING INTERNATIONAL, INC.

Date: October 24, 2014	By:	/s/ Andrzej J. Matyczynski
	Name:	Andrzej J. Matyczynski
	Title:	Chief Financial Officer